Exhibit 99.1

Aerie Pharmaceuticals Reports First Quarter 2016 Financial Results

and Provides Business Update

Company on Track to File NDA in 3Q 2016 for RhopressaTM

(netarsudil ophthalmic solution) 0.02%

Mercury 1 Phase 3 Topline Readout for RoclatanTM

(netarsudil/latanoprost ophthalmic solution) 0.02%/0.005% Also Expected in 3Q 2016

Conference Call and Webcast Today, May 2, at 5:00 p.m. ET

IRVINE, California – (BUSINESS WIRE) – Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development, and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye, today reported financial results for the first quarter ended March 31, 2016, along with a general business update.

Aerie Highlights

•	Aerie remains well positioned to file its NDA for RhopressaTM (netarsudil ophthalmic solution) 0.02% in the third quarter of 2016.

•	The first Phase 3 clinical trial for RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, Mercury 1, is nearly completely enrolled, and its 90-day topline interim efficacy readout remains on track for the third quarter of 2016. Mercury 2, the second Phase 3 clinical trial for RoclatanTM which commenced in March of 2016, is enrolling on schedule.

•	Rocket 4, the Phase 3 clinical trial for RhopressaTM designed to provide adequate safety data for approval by European regulatory authorities, also remains on schedule for topline 90-day efficacy readout in the fourth quarter of 2016.

•	New preclinical research being presented at the Annual Meeting of ARVO (Association for Research in Vision and Ophthalmology) provides further valuable insights into RhopressaTM, including its potential to reverse fibrosis in trabecular meshwork cells as well as important in vivo research on the potential of RhopressaTM to increase trabecular meshwork outflow.

•	As of March 31, 2016, Aerie had $130.8 million in cash, cash equivalents, and investments on the balance sheet. For the first quarter of 2016, net cash burn totaled $19.7 million, on track with the full-year guidance provided earlier this year.

“We are rapidly approaching two very important milestones with our upcoming NDA filing for RhopressaTM and the readout of Mercury 1 topline Phase 3 data for RoclatanTM, both expected in the third quarter of this year. Ophthalmologist responses to the efficacy and safety profiles of our product candidates have been very positive and appear to be fully aligned with our expected market positioning of both product candidates. We also continue to observe promising evidence of the disease modification and neuroprotective potential of RhopressaTM in preclinical studies, and we have commenced research to evaluate sustained release formulation technologies that could have the capability of delivering RhopressaTM over several months to the front of the eye for glaucoma” said Vicente Anido, Jr., Ph.D., Chairman and Chief Executive Officer.

Dr. Anido continued, “Looking beyond the U.S. markets, we are evaluating our strategies for success in Europe and Japan, which represent very large glaucoma markets, and expect to have a clear view of our path forward in these geographies by the end of 2016.”

First Quarter 2016 Financial Results

As of March 31, 2016, Aerie had cash, cash equivalents, and investments of $130.8 million on the balance sheet. For the first quarter ended March 31, 2016, Aerie reported a net loss attributable to common stockholders, as measured in accordance with U.S. generally accepted accounting principles (“GAAP”), of $22.7 million, or $0.85 per share, compared to $17.2 million and $0.70 per share for the first quarter of 2015. The weighted average number of shares of common stock outstanding utilized in the calculation of net loss per common share was 26,723,266 and 24,602,668 for the first quarters of 2016 and 2015, respectively.

The $22.7 million net loss attributable to common stockholders for the first quarter of 2016 includes $22.1 million in operating expenses, reflecting $12.3 million in research and development expenses and $9.8 million in general and administrative expenses. Excluding $3.5 million of non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2016 were $18.6 million, with adjusted research and development expenses of $11.6 million and adjusted general and administrative expenses of $7.0 million. Total adjusted net loss for the first quarter of 2016 was $19.2 million and adjusted net loss per share was $0.72.

The $17.2 million net loss attributable to common stockholders for the first quarter of 2015 reflects research and development expenses of $11.6 million and general and administrative expenses of $8.0 million. Excluding $2.7 million of non-cash stock-based compensation expense, adjusted operating expenses for the first quarter of 2015 were approximately $16.9 million, reflecting adjusted research and development expenses of $11.1 million and adjusted general and administrative expenses of $5.8 million. Total adjusted net loss for the first quarter of 2015 was $14.5 million and adjusted net loss per share was $0.59.

The higher operating expenses in the first quarter of 2016 as compared to the first quarter 2015 primarily reflect increased activities associated with the expansion of our employee base to support the growth of our operations, including clinical activities related to our Phase 3 programs for our product candidates, and preparatory activities associated with our commercialization efforts.

Conference Call / Web Cast Information

Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.

The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 91168311. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 91168311. The telephone replay will be available until May 9, 2016.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daiIy IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. It is expected that the NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% will take place in the third quarter of 2016. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place in the second half of 2017. In addition, Aerie is further building its pipeline, including through research collaborations with GrayBug, Inc. and Ramot at Tel Aviv University.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the use of proceeds from our initial public offering and the issuance and sale of our senior secured convertible notes and the issuance and sale of shares of our common stock in connection with our “at the market” sales agreements; our estimates regarding anticipated capital requirements and our needs for additional financing; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; and our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). In particular, the preclinical research discussed in this press release is preliminary and the outcome of such preclinical studies may not be predictive of the outcome of later clinical trials. Any future clinical trial results may not demonstrate safety and efficacy sufficient to obtain regulatory approval related to the preclinical research findings discussed in this press release. Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures

To supplement our financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures, some of which are discussed above: adjusted net loss, adjusted operating expenses, adjusted research and development expenses, adjusted general and administrative expenses, adjusted other income (expense) and adjusted net loss per share. For a description of the adjusted calculations and reconciliations to the nearest GAAP measures, please see the “Reconciliation of GAAP Net Loss to Adjusted Net Loss” and “Reconciliation of GAAP Net Loss per Share to Adjusted Net Loss per Share” tables in this press release.

We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of non-cash stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	MARCH 31, 2016	DECEMBER 31, 2015
Assets
Current assets
Cash and cash equivalents	$74,266	$91,060
Short-term investments	45,023	45,502
Prepaid expenses and other current assets	1,402	1,865

Total current assets	120,691	138,427
Long-term investments	11,480	13,808
Furniture, fixtures and equipment, net	3,993	3,816
Other assets, net	3,037	3,076

Total assets	$139,201	$159,127

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable and other current liabilities	$15,501	$16,565
Interest payable	545	551

Total current liabilities	16,046	17,116
Convertible notes, net of discounts	123,310	123,236

Total liabilities	139,356	140,352

Commitments and contingencies
Stockholders’ (deficit) equity
Preferred stock, $0.001 par value; 15,000,000 shares authorized as of March 31, 2016 and December 31, 2015; None issued and outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 26,518,449 and 26,458,495 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	27	26
Additional paid-in capital	240,154	236,492
Accumulated other comprehensive loss	(68)	(179)
Accumulated deficit	(240,268)	(217,564)

Total stockholders’ (deficit) equity	(155)	18,775

Total liabilities and stockholders’ (deficit) equity	$139,201	$159,127

AERIE PHARMACEUTICALS, INC.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share data)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Operating expenses
General and administrative	$(9,801)	$(8,023)
Research and development	(12,309)	(11,618)

Loss from operations	(22,110)	(19,641)
Other income (expense), net	(548)	2,402

Net loss before income taxes	(22,658)	(17,239)
Income tax expense	(46)	—

Net loss	$(22,704)	$(17,239)

Net loss attributable to common stockholders – basic and diluted	$(22,704)	$(17,239)

Net loss per share attributable to common stockholders – basic and diluted	$(0.85)	$(0.70)

Weighted average number of common shares outstanding – basic and diluted	26,723,266	24,602,668

Net loss	(22,704)	(17,239)
Unrealized gain on available-for-sale investments	111	49

Comprehensive loss	$(22,593)	$(17,190)

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss to Adjusted Net Loss

(Unaudited)

(in thousands)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Net loss attributable to common stockholders – basic and diluted:
Net loss attributable to common stockholders – basic and diluted (GAAP)	$(22,704)	$(17,239)
Adjustments:
Stock-based compensation (a)	3,534	2,741

Adjusted Net loss	$(19,170)	$(14,498)

Operating expenses:
General and administrative expense:
General and administrative expense (GAAP)	$(9,801)	$(8,023)
Adjustments:
Stock-based compensation (a)	2,822	2,230

Adjusted general and administrative expense	$(6,979)	$(5,793)

Research and development expense:
Research and development expense (GAAP)	$(12,309)	$(11,618)
Adjustments:
Stock-based compensation (a)	712	511

Adjusted research and development expense	$(11,597)	$(11,107)

Operating expenses (GAAP)	$(22,110)	$(19,641)
Adjustments:
Stock-based compensation (a)	3,534	2,741

Adjusted operating expenses	$(18,576)	$(16,900)

Other income (expense):
Other income (expense) (GAAP)	$(548)	$2,402
Adjustments:
	—	—

Adjusted other income (expense)	$(548)	$2,402

Aerie Pharmaceuticals, Inc.

Reconciliation of GAAP Net Loss Per Share to Adjusted Net Loss Per Share

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2016	2015
Net loss per share attributable to common stockholders – basic and diluted:
Net loss per share attributable to common stockholders – basic and diluted (GAAP)	$(0.85)	$(0.70)
Adjustments:
Stock-based compensation (a)	0.13	0.11

Adjusted Net loss per share	$(0.72)	$(0.59)

Weighted average number of common shares outstanding – basic and diluted	26,723,266	24,602,668

Aerie is providing adjusted information that excludes certain items because of the nature of these items and the impact they have on the analysis of underlying business performance and trends. Management believes that providing this information enhances investors’ understanding of the Company’s performance. This information should be considered in addition to, but not in lieu of, information prepared in accordance with GAAP.

Explanation of adjustments:

(a) Stock-based compensation: Exclude the non-cash stock-based compensation.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com